UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K
________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022
________________________________

ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation and Retirement of Glenn E. Corlett and James L. Stewart

On December 8, 2022, each of Glenn E. Corlett and James L. Stewart provided the Board of Directors (the “Board”) of Rocky Brands, Inc. (the “Company”) with notice of his intent to resign and retire from his position as a Class I director of the Company, effective as of December 31, 2022. Mr. Corlett’s and Mr. Stewart’s resignations were not due to a disagreement with the Company. Mr. Corlett will continue to serve as a member of the Audit Committee until the effective date of his resignation and Mr. Stewart will continue to serve as a member of the Compensation Committee until the effective date of his resignation.

(e) Election of Dwight E. Smith to the Board of Directors

On December 8, 2022, the Company announced the appointment of Dwight E. Smith to the Board as a Class I director, effective January 1, 2023, to serve until the 2023 annual meeting of shareholders and until his successor is duly elected. Mr. Smith was unanimously elected by the Board, and he will fill the vacancy left by Mr. Corlett. The Board also acted to decrease the size of the Board from eleven to ten directors, effective as of January 1, 2023 in connection with the resignations and retirements of Messrs. Corlett and Stewart. The Board also appointed Mr. Smith to serve on the Audit Committee and Compensation Committee of the Board effective January 1, 2023.

Mr. Smith does not have any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Smith and any other person pursuant to which he was selected as a director.

As with each of the Company’s other non-employee directors, Mr. Smith will be entitled to receive an annual retainer of $120,000, payable 60% in stock grants and 40% in cash, payable quarterly on the first day of each calendar quarter, commencing January 1, 2023.

A press release announcing the election of Mr. Smith and the resignations and retirements of Messrs. Corlett and Stewart is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99
Press Release, dated December 9, 2022, entitled “Rocky Brands, Inc. Announces Appointment of Dwight E. Smith to its Board of Directors; Retirement of Glenn E. Corlett and James L. Stewart from Board of Directors”

Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022

Rocky Brands, Inc.

/s/ Thomas Robertson
Thomas Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer